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                                                                    EXHIBIT:(A)

(Execution Version 6/5/01)



                          SEVENTH AMENDMENT AND WAIVER
                             ULTRAK OPERATING, L.P.
                   FIRST AMENDED AND RESTATED CREDIT AGREEMENT

         THIS SEVENTH AMENDMENT (this "Agreement") is executed as of and effective as of May 15, 2001, among ULTRAK OPERATING, L.P., a Texas limited partnership ("Borrower"), ULTRAK, INC., a Delaware corporation ("Parent"), AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (as a "Lender"), HARRIS TRUST AND SAVINGS BANK (as a "Lender"), and AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO (as "Administrative Agent" for present and future Lenders).

                                    RECITALS

         Borrower, Parent, Administrative Agent and Lenders are parties to that certain First Amended and Restated Credit Agreement (as previously, hereby or hereafter renewed, extended, modified, supplemented, amended and restated, the "Credit Agreement") dated as of May 17, 2000, providing for, among other things, a secured revolving credit facility. The parties to this Agreement have agreed to amend the Credit Agreement as set forth herein.

                                   AGREEMENTS

         NOW THEREFORE, in consideration of the premises, and for other good, fair and valuable consideration, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms; References. Unless otherwise stated in this Agreement, terms defined in the Credit Agreement have the same meanings when used in this Agreement. All references in the Credit Documents to the "Credit Agreement" refer to the Credit Agreement as heretofore amended and as amended by this Agreement. This Agreement is a "Credit Document" referred to in the Credit Agreement, and the provisions relating to Credit Documents in the Credit Agreement are incorporated by reference, the same as if set forth verbatim in this Agreement.

2.       Amendments. The Credit Agreement is hereby amended as follows:

         (a)      Section 10.1 is amended in its entirety to read as follows:

                  10.1 Minimum Operating EBITDA. For the three months ending March 31, 2001, the consolidated Operating EBITDA of the Companies shall not be less than a negative Eight Hundred Fifty Thousand Dollars (-$850,000). For the six months ending June 30, 2001, the consolidated Operating EBITDA of the Companies shall not be less than a positive One Million Three Hundred Thousand Dollars (+$1,300,000).



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         (b)      Section 10.3 is amended in its entirety to read as follows:


                  10.3 Minimum Tangible Net Worth. The Companies' consolidated Tangible Net Worth shall not at any time be less than the sum of (a) the Base Amount plus (b), for any determination date after December 31, 2001, an amount equal to seventy five percent (75%) of the Companies' consolidated Net Income (without deduction for losses) for each fiscal quarter ending after September 30, 2001, and on or before the date of determination plus (c) one hundred percent (100%) of the net (i.e., gross less usual and customary brokerage and after related costs and expenses) proceeds from the issuance and sale of any equity securities by any Company after December 31, 2000, other than the proceeds of any issuance and sale of any capital stock which is required to be redeemed, or is redeemable at the option of the holder, if certain events or conditions occur or exist or otherwise. As used herein, "Base Amount" means the sum of (i) Forty Six Million Five Hundred Thousand Dollars ($46,500,000) from January 1, 2001 to and including September 30, 2001, Forty Eight Million Dollars ($48,000,000) from October 1, 2001 to and including December 31, 2001 and Fifty Three Million Five Hundred Thousand Dollars ($53,500,000) thereafter., plus (ii) the amount of any deferred tax benefits which will lower future statutory tax liability when Borrower reports taxable income if and to the extent the independent auditors for Borrower permits Borrower to include such deferred tax benefits as an asset on Borrower's balance sheet.

         (c)      Section 10.4 is amended in its entirety to read as follows:

                  10.4 Capital Expenditures. For any fiscal year of Borrower, Capital Expenditures for the acquisition, construction, improvement or replacement of land, buildings, equipment or other fixed or capital assets or leaseholds (excluding expenditures properly chargeable to repairs or maintenance) for the Companies shall not exceed (a) Six Million Dollars ($6,000,000) for the fiscal year ending December 31, 2000, and, (b) for the fiscal year ending December 31, 2001, the sum of Two Million Dollars ($2,000,000) plus up to an additional Two Million Dollars ($2,000,000) for capitalized software costs.

3.       Waivers.

         (a) Administrative Agent and Lenders hereby waive any Event of Default or Potential Default arising under Section 10.1 of the Credit Agreement with respect to the fact that the negative consolidated Operating EBITDA for the twelve months ended March 31, 2001 was greater than a negative Eight Hundred Fifty Thousand Dollars (-$850,000).



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         (b) Administrative Agent and Lenders hereby waive any Event of Default or Potential Default arising under Section 10.3 of the Credit Agreement with respect to the fact that the Tangible Net Worth as of March 31, 2001 was less than the required amount.

         (c) Administrative Agent and Lenders hereby grant a temporary, revocable waiver (the "Fourth TROL Default Waiver") with respect to the Event of Default existing on the date hereof under Section 11.10 of the Credit Agreement as a result of the fact that a TROL Default has occurred because of the failure of the Companies (i) to maintain as of September 30 and December 31, 2000 and March 31, 2001 the leverage ratio required by Section 6.01 of the Amended and Restated Guaranty dated as of March 22, 2000 given by Parent under the TROL Financing for the benefit of the TROL Lenders (the "TROL Guaranty") and the debt service coverage ratio required by Section 6.02 of the TROL Guaranty and (ii) to maintain as of December 31, 2000 and March 31, 2001 the minimum net worth required by Section 6.03 of the TROL Guaranty. The Fourth TROL Default Waiver will automatically expire and terminate on the earlier of (1) the date on which Administrative Agent or either Lender exercises its unconditional revocation right pursuant to the next sentence hereof, (2) the date on which the TROL Lenders accelerate the maturity of the Lease Obligations (as defined in the TROL Guaranty) and (3) the date on which the TROL Lenders commence the exercise of any remedies under the TROL Financing Documents. Administrative Agent and each Lender hereby reserve the absolute and unconditional right to revoke the Fourth TROL Default Waiver at any time, in the sole discretion of Administrative Agent or either Lender, with or without cause, by giving verbal or written notice of such revocation to Borrower, effective immediately at the time such notice is given (with any verbal notice to be followed by written notice, but effective as of the time of the verbal notice).

4. Conditions Precedent. Unless one or more of the following conditions precedent is waived by Lenders, this Agreement is effective only if, as and when:

         (a) Administrative Agent receives counterparts of this Agreement executed by Parent, Borrower, Administrative Agent, each Lender and each Subsidiary whose name appears on the Subsidiary Joinder at the end of this Agreement (each, a "Ratifying Subsidiary");

         (b) Borrower pays in full all fees and expenses due and owing to Administrative Agent and each Lender, including unpaid fees and expenses of counsel.

         (c) Borrower delivers to Administrative Agent a certificate of the Secretary of Borrower and the Secretary of Parent certifying as to resolutions of the board of directors or executive committee of Borrower and Parent authorizing and approving the execution of this Agreement.

5. Ratifications. Except as expressly modified and superseded by this Agreement, the Credit Documents are ratified and confirmed and continue in full force and effect. The Credit Documents, as amended by this Agreement, continue to be legal, valid, binding and enforceable in accordance



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with their respective terms. Without limiting the generality of the foregoing,
Borrower and Parent, and each Ratifying Subsidiary, hereby ratify and confirm that all Liens heretofore granted to Administrative Agent for the benefit of Lenders were intended to, do and continue to secure the full payment and performance of the Obligation. Borrower and Parent agree to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or amendments to any of the foregoing, and such other agreements, documents and instruments as Administrative Agent may reasonably request in order to perfect and protect those Liens and preserve and protect the Rights of Administrative Agent and Lenders in respect of all present and future Collateral.

6. Representations and Warranties. Borrower and Parent hereby, jointly and severally, represent and warrant to Administrative Agent and Lenders that (a) this Agreement and any other Credit Documents to be delivered under this Agreement have been duly executed and delivered by or on behalf of Borrower and each other Company party to them, are valid and binding upon Borrower and the other Companies and are enforceable against Borrower and the other Companies in accordance with their respective terms, except as limited by any applicable Debtor Relief Laws, (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Borrower or any other Company of this Agreement or any other Credit Document to be delivered under this Agreement, (c) the execution, delivery and performance by Borrower and the other Companies of this Agreement and any other Credit Documents to be delivered under this Agreement do not require the consent of any other Person and do not and will not constitute a violation of any Laws, agreements or understandings to which Borrower or any other Company is a party or by which Borrower or any other Company is bound, (d) the representations and warranties contained in the Credit Agreement, as amended by this Agreement, and any other Credit Documents are true and correct in all material respects as of the date of this Agreement, (e) no Event of Default or Potential Default exists, other than the Events of Default and Potential Defaults to which the First TROL Default Waiver, Second TROL Default Waiver and Third TROL Default Waiver relate, and (f) each Company has performed all of its obligations under the Credit Agreement and other Credit Documents.

7. Release of All Claims. Borrower, Parent and each Ratifying Subsidiary hereby, jointly and severally, unconditionally release and forever discharge Administrative Agent and each Lender and their respective successors, assigns, agents, directors, officers, employees, affiliates, accountants, consultants, contractors, advisors and attorneys (collectively, the "Benefited Parties") from all Claims (as defined below) and jointly and severally agree to indemnify the Benefited Parties, and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character in connection with the Claims. As used in this Agreement, the term "Claims" means any and all possible claims, demands, actions, causes of actions, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, which Borrower, Parent or any Ratifying Subsidiary, or any of their agents, employees or affiliates may now or hereafter have or claim against any of the Benefited Parties and irrespective of whether any such Claims arise out of contract, tort, violation of Law or otherwise in connection with any of the Credit Documents, including any contracting for, charging, taking, reserving, collecting or receiving




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interest in excess of the maximum rate on interest chargeable under applicable
Law and any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the actions or omissions of the Benefited Parties, including any breach of fiduciary duty, breach of any duty of good faith or fair dealing, breach of confidence, breach of funding commitment other than the express funding commitments contained in the Credit Agreement, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander, conspiracy or any claim for wrongfully accelerating any obligations or wrongfully attempting to foreclose on any collateral. Borrower, Parent and each Ratifying Subsidiary, jointly and severally, agree that none of the Benefited Parties have fiduciary or similar obligations to Borrower, Parent or any agents, employees or affiliates of Borrower or Parent and that their relationships are strictly that of creditor and debtor. This release is accepted by Administrative Agent and each Lender pursuant to this Agreement and shall not be construed as an admission of liability by Administrative Agent, any Lender or any other Benefited Party.

8. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.

9. Parties Bound. This Agreement binds and inures to the benefit of Borrower, Lenders and Administrative Agent and, subject to Section 14.12 of the Credit Agreement, their respective successors and assigns.

10. ENTIRETY. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES FOR THE TRANSACTIONS HEREIN AND THEREIN, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENT BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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         Executed as of and effective as of May 15, 2001.

                  ULTRAK, INC., as Parent

                  By:   /s/ CHRIS T. SHARNG
                     --------------------------------------------------
                        Chris T. Sharng, Senior Vice President and
                        Chief Financial Officer

                  ULTRAK OPERATING, L.P. as Borrower
                  By: Ultrak GP, Inc. its General Partner

                  By:   /s/ CHRIS T. SHARNG
                     --------------------------------------------------
                        Chris T. Sharng, Senior Vice President and
                        Chief Financial Officer

                  AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO
                        as Administrative Agent and a Lender

                  By:   /s/ DONNA H. EVANS
                     --------------------------------------------------
                        Donna H. Evans, Vice President

                  HARRIS TRUST AND SAVINGS BANK, as a Lender

                  By:   /s/ JAMES ANDRICOPULOS
                     --------------------------------------------------
                        James Andricopulos, Vice President



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                               SUBSIDIARY JOINDER

         To induce Administrative Agent and Lenders to enter into this Agreement, each Subsidiary named below (a) consents and agrees to this Agreement's execution and delivery, (b) ratifies and confirms that all guaranties, assurances and Liens granted, conveyed or assigned to Administrative Agent for the benefit of Lenders under the Credit Documents are not released, diminished, impaired, reduced or otherwise adversely affected by this or any prior amendment, and continue to guarantee, assure and secure the full payment and performance of the Obligation, (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages and other agreements, documents, instruments and certificates as Administrative Agent may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those guaranties, assurances and Liens, and (d) waives notice of acceptance of this consent and agreement, which consent and agreement binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of Administrative Agent and Lenders and their respective successors and permitted assigns.

                  ULTRAK GP, INC.

                  By:  /s/ CHRIS T. SHARNG
                     --------------------------------------------------
                       Chris T. Sharng, Senior Vice President and
                       Chief Financial Officer

                  ULTRAK, LP, INC.

                  By:  /s/ CHRIS T. SHARNG
                      -------------------------------------------------
                       Chris T. Sharng, Senior Vice President and
                       Chief Financial Officer

                  DIAMOND ELECTRONICS, INC.

                  By:  /s/ CHRIS T. SHARNG
                     --------------------------------------------------
                       Chris T. Sharng, Senior Vice President and
                       Chief Financial Officer

                  MONITOR DYNAMICS, INC.

                  By:  /s/ CHRIS T. SHARNG
                     --------------------------------------------------
                       Chris T. Sharng, Senior Vice President and
                       Chief Financial Officer

                  ABM DATA SYSTEMS, INC.

                  By:  /s/ CHRIS T. SHARNG
                     --------------------------------------------------
                       Chris T. Sharng, Senior Vice President and
                       Chief Financial Officer

                  SECURITY WARRANTY, INC.

                  By:  /s/ CHRIS T. SHARNG
                     --------------------------------------------------
                       Chris T. Sharng, Senior Vice President and
                       Chief Financial Officer

                  SECURITY WARRANTY (BVI) LTD.

                  By:  /s/ CHRIS T. SHARNG
                     --------------------------------------------------
                       Chris T. Sharng, Director



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